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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



   We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 19, 2000, except for the information in Note J, as to which the date is May 31, 2000, relating to the consolidated financial statements of Workgroup Technology Corporation, which appears in the 2000 Annual Report to Shareholders of Workgroup Technology Corporation, which is incorporated by reference in Workgroup Technology Corporation's Form 10-K for the year ended March 31, 2000.



/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Boston, MA
August 18, 2000